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                                                                    EXHIBIT 21.1


                        SUBSIDIARIES OF STORAGEAPPS INC.




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
          SUBSIDIARY             JURISDICTION OF INCORPORATION
          ----------             -----------------------------
      StorageApps Limited               United Kingdom

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